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                                                                    EXHIBIT 23.1





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





We consent to the incorporation by reference of our report dated July 10, 2000 on the Group 1 Automotive, Inc. 401(k) Savings Plan's (the Plan) December 31, 1999 financial statements included in this Annual Report on Form 11-K of the Plan for the period ended December 31, 1999 into Group 1 Automotive, Inc.'s Registration Statement on Form S-8 (SEC File No. 333-80399) filed with the Securities and Exchange Commission.


                                               /s/ CROWE, CHIZEK AND COMPANY LLP
                                               ---------------------------------
                                               Crowe, Chizek and Company LLP

South Bend, Indiana
July 13, 2000